NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. REPORTS SECOND QUARTER 2024 RESULTS

•$49.9 million in cash
•$445.6 million in sales, an 8.0 percent sequential and 4.1 percent year-over-year increase
•GAAP diluted EPS of $1.00
•$48.2 million in earnings before interest, taxes, depreciation & amortization and other non-cash charges ("Adjusted EBITDA")
•Free Cash Flow of $30.0 million for the six months ended June 30, 2024
•Completed four acquisitions through Q2; two water, and two industrial rotating equipment companies

Houston, TX – August 8, 2024 – DXP Enterprises, Inc. ("DXP" or the "Company") (NASDAQ: DXPE) today announced financial results for the second quarter ended June 30, 2024. The following are results for the three months ended June 30, 2024, compared to the three months ended June 30, 2023, and March 31, 2024, where appropriate. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Second Quarter 2024 Financial Highlights:

•Sales increased 8.0 percent sequentially to $445.6 million, compared to $412.6 million for the first quarter of 2024 and increased 4.1 percent compared to $428.0 million for the second quarter of 2023.
•Net income for the second quarter was $16.7 million, compared to $19.1 million for the second quarter of 2023 and $11.3 million for the first quarter of 2024.
•Earnings per diluted share for the second quarter was $1.00 based upon 16.7 million diluted shares, compared to $1.06 earnings per diluted share in the second quarter of 2023, based on 18.1 million diluted shares. Adjusted diluted earnings per share was $1.02 for the second quarter compared to $1.06 in the second quarter of 2023.
•Adjusted EBITDA for the second quarter was $48.2 million compared to $45.3 million for the second quarter of 2023. Adjusted EBITDA as a percentage of sales, or Adjusted EBITDA margin, was 10.8 percent and 10.6 percent, respectively.
•Free Cash Flow (cash flow from operating activities less capital expenditures) for the second quarter was $5.9 million, compared to $(4.2) million for the second quarter of 2023.
David R. Little, Chairman and Chief Executive Officer commented, "Second quarter results reflect the execution of our growth strategy and the resilience and durability of DXP’s business. We are pleased with our sequential sales growth and strength in our gross profit margins. This resulted in operating leverage that produced earnings per share of $1.00. DXP’s second quarter 2024 sales were $445.6 million, or an 8.0 percent increase over the first quarter of 2024. Sequential organic sales for the quarter increased 5.3 percent or $21.3 million and acquisitions added another $23.4 million in sales during Q2. Adjusted EBITDA grew $7.9 million, or 19.5 percent over the first quarter of 2024. During the second quarter of 2024, sales were $306.5 million for Service Center, $73.4 million for Innovative Pumping Solutions, and $65.7 million for Supply Chain Services. Overall, we are very pleased with our performance and the progress DXP continues to make as a growth company.”

Kent Yee, Chief Financial Officer and Senior Vice President, remarked, “DXP achieved another high watermark quarter with an 8.0 percent sequential sales increase to $445.6 million in sales and 10.8 percent Adjusted EBITDA margins. We have closed four acquisitions through the second quarter, and we anticipate closing at least two more acquisitions during the second half of 2024. This quarters financial results reflect continued execution of our strategic goals and the impact of our diversification efforts, an overall reduced energy industry exposure, and a strong balance sheet to support our key initiatives. Total debt outstanding as of June 30, 2024, was $545.9 million. DXP’s secured leverage ratio or net debt to EBITDA ratio was 2.64:1.0 with a covenant EBITDA of $187.6 million for the last twelve months ending June 30, 2024.”

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
Conference Call Information
DXP Enterprises, Inc. management will host a conference call, August 9, 2024, at 10:30 a.m. Central Time, to discuss the Company’s financial results. The conference call may be accessed by going to https://ir.dxpe.com.
Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://ir.dxpe.com. The online replay will be available on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about DXP Enterprises, Inc., please visit the Company's website at https://www.dxpe.com

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout North America and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

Non-GAAP Financial Measures

DXP supplements reporting of net income with certain non-GAAP measurements, including EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, and Free Cash Flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow and net debt referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information".

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facilities. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation to its most directly comparable GAAP financial measure, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase shares of the Company's common stock, and for certain other activities.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
Information Related to Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include, without limitation, those about the Company’s expectations regarding the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to: the effectiveness of management’s strategies and decisions; our ability to implement our internal growth and acquisition growth strategies; general economic and business conditions specific to our primary customers; changes in government regulations; our ability to effectively integrate businesses we may acquire; new or modified statutory or regulatory requirements; availability of materials and labor; inability to obtain or delay in obtaining government or third-party approvals and permits; non-performance by third parties of their contractual obligations; unforeseen hazards such as weather conditions, acts of war or terrorist acts and the governmental or military response thereto; cyber-attacks adversely affecting our operations; other geological, operating and economic considerations and declining prices and market conditions, including supply or demand for maintenance, repair and operating products, equipment and service; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Sales	$445,556	$428,040	$858,191	$852,307
Cost of sales	307,763	296,188	596,516	595,414
Gross profit	137,793	131,852	261,675	256,893
Selling, general and administrative expenses	100,441	94,372	195,192	184,014
Income from operations	37,352	37,480	66,483	72,879
Other income, net	(1,035)	(242)	(3,004)	(712)
Interest expense	15,384	11,863	30,928	23,384
Income before income taxes	23,003	25,859	38,559	50,207
Provision for income taxes	6,310	6,805	10,534	13,573
Net income	16,693	19,054	28,025	36,634
Preferred stock dividend	22	22	45	45
Net income attributable to common shareholders	$16,671	$19,032	$27,980	$36,589

Net income	$16,693	$19,054	$28,025	$36,634
Foreign currency translation adjustments	93	659	(521)	757
Comprehensive income	$16,786	$19,713	$27,504	$37,391

Earnings per share:
Basic	$1.05	$1.11	$1.75	$2.10
Diluted	$1.00	$1.06	$1.66	$2.01

Weighted average common shares outstanding:
Basic	15,868	17,211	15,998	17,402
Diluted	16,708	18,051	16,838	18,242

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except share amounts)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$49,936	$173,120
Restricted cash	90	91
Accounts receivable, net of allowance of $5,511 and $5,584, respectively	326,583	311,171
Inventories	107,483	103,805
Costs and estimated profits in excess of billings	36,741	42,323
Prepaid expenses and other current assets	23,262	18,044
Total current assets	544,095	648,554
Property and equipment, net	68,407	61,618
Goodwill	426,821	343,991
Other intangible assets, net	85,895	63,895
Operating lease right of use assets, net	50,520	48,729
Other long-term assets	13,408	10,649
Total assets	$1,189,146	$1,177,436

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$5,500	$5,500
Trade accounts payable	101,185	96,469
Accrued wages and benefits	32,987	36,238
Customer advances	13,286	12,160
Billings in excess of costs and estimated profits	12,080	9,506
Short-term operating lease liabilities	15,218	15,438
Other current liabilities	47,447	48,854
Total current liabilities	227,703	224,165
Long-term debt, net of unamortized debt issuance costs and discounts	519,735	520,697
Long-term operating lease liabilities	36,617	34,336
Other long-term liabilities	20,410	17,359
Total long-term liabilities	576,762	572,392
Total liabilities	804,465	796,557
Commitments and Contingencies
Shareholders' equity:
Series A preferred stock, $1.00 par value; 1,000,000 shares authorized	1	1
Series B preferred stock, $1.00 par value; 1,000,000 shares authorized	15	15
Common stock, $0.01 par value, 100,000,000 shares authorized; 15,788,714 and 16,177,237 outstanding, respectively	345	345
Additional paid-in capital	216,803	216,482
Retained earnings	347,251	319,271
Accumulated other comprehensive loss	(31,761)	(31,240)
Treasury stock, at cost 4,607,773 and 4,141,989 shares, respectively	(147,973)	(123,995)
Total DXP Enterprises, Inc. equity	384,681	380,879
Total liabilities and equity	$1,189,146	$1,177,436

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
Business segment financial highlights:

•Service Centers’ revenue for the second quarter was $306.5 million, a decrease of 2.3 percent year-over-year, with a 14.3 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the second quarter was $73.4 million, an increase of 52.7 percent year-over-year, with a 18.2 percent operating income margin.
•Supply Chain Services’ revenue for the second quarter was $65.7 million, a decrease of 0.8 percent year-over-year, with a 8.9 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Sales	2024	2023	2024	2023
Service Centers	$306,516	$313,806	$594,952	$619,619
Innovative Pumping Solutions	73,377	48,067	135,592	99,478
Supply Chain Services	65,663	66,167	127,647	133,210
Total Sales	$445,556	$428,040	$858,191	$852,307

	Three Months Ended June 30,		Six Months Ended June 30,
Operating Income	2024	2023	2024	2023
Service Centers	$43,855	$46,823	$84,175	$92,637
Innovative Pumping Solutions	13,366	6,760	20,336	15,956
Supply Chain Services	5,823	5,416	11,085	10,930
Total Segments Operating Income	$63,044	$58,999	$115,596	$119,523

RECONCILIATION OF OPERATING INCOME FOR REPORTABLE SEGMENTS
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Income from operations for reportable segments	$63,044	$58,999	$115,596	$119,523
Adjustment for:
Amortization of intangibles	4,719	4,582	9,088	9,340
Corporate expenses	20,973	16,937	40,025	37,304
Income from operations	$37,352	$37,480	$66,483	$72,879
Interest expense	15,384	11,863	30,928	23,384
Other income, net	(1,035)	(242)	(3,004)	(712)
Income before income taxes	$23,003	$25,859	$38,559	$50,207

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
($ thousands, unaudited)

The following table sets forth the reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Income before income taxes	$23,003	$25,859	$38,559	$50,207
Plus: Interest expense	15,384	11,863	30,928	23,384
Plus: Depreciation and amortization	8,127	6,703	15,665	13,485
EBITDA	$46,514	$44,425	$85,152	$87,076
Plus: other non-recurring items(1)	500	—	1,342	—
Plus: stock compensation expense	1,212	871	2,076	1,347
Adjusted EBITDA	$48,226	$45,296	$88,570	$88,423

Operating Income Margin	8.4%	8.8%	7.7%	8.6%
EBITDA Margin	10.4%	10.4%	9.9%	10.2%
Adjusted EBITDA Margin	10.8%	10.6%	10.3%	10.4%
(1) Other non-recurring items includes unique acquisition integration costs and other non-cash, non-recurring costs not related to continuing business operations.

The following table sets forth the reconciliation of Organic Sales and Organic Sales per Business Day to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Sales by Business Segment
Service Centers	$306,516	$313,806	$594,952	$619,619
Innovative Pumping Solutions	73,377	48,067	135,592	99,478
Supply Chain Services	65,663	66,167	127,647	133,210
Total DXP Sales	$445,556	$428,040	$858,191	$852,307
Acquisition Sales	23,403	7,265	35,178	26,398
Organic Sales	$422,153	$420,775	$823,013	$825,909

Business Days	64	64	127	128
Sales per Business Day	$6,962	$6,688	$6,757	$6,659
Organic Sales per Business Day	$6,596	$6,575	$6,480	$6,452

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION CONTINUED
($ thousands, unaudited)

The following table sets forth the reconciliation of Free Cash Flow to the most comparable GAAP financial measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash from operating activities	$14,735	$(2,430)	$41,724	$24,017
Less: purchases of property and equipment	(8,825)	(1,813)	(11,719)	(5,617)
Free Cash Flow	$5,910	$(4,243)	$30,005	$18,400

The following table is a reconciliation of adjusted net income attributable to DXP Enterprises, Inc., a non-GAAP financial measure, to net income, calculated and reported in accordance with U.S. GAAP (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Income	$16,693	$19,054	$28,025	$36,634
One-time non-cash items	500	—	1,342	—
Adjustment for taxes	(137)	—	(367)	—
Adjusted Net Income	$17,056	$19,054	$29,000	$36,634

Weighted average common shares and common equivalent shares outstanding
Diluted	16,708	18,051	16,838	18,242

Diluted Earnings per Share	$1.00	$1.06	$1.66	$2.01
Adjusted Diluted Earnings per Share	$1.02	$1.06	$1.72	$2.01